CUSIP No.	293866 109

EXHIBIT 7.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1)(iii) promulgated under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of hem of a Statement on Schedule 13D (including any amendments thereto) with regard to the common stock of EN2GO International, Inc., and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 11th day of November, 2009.

Offero PTC Limited
Dated: December 3, 2009	By:	/s/ Mark Sieff
		Name:	Mark Sieff
		Title:	Director

The Abeille Trust
	By:	Offero PTC Limited

Dated: December 3, 2009	By:	/s/ Mark Sieff
		Name:	Mark Sieff
		Title:	Director

Abeille Limited
Dated: December 3, 2009	By:	/s/ Mark Sieff
		Name:	Mark Sieff
		Title:	President

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